                                                                    Exhibit 21.1

                Subsidiaries of Physician Sales & Service, Inc.
                -----------------------------------------------


                                                                               Names under which such
                                                                               ----------------------
                                             Jurisdiction of                    Subsidiaries Conduct
                                             ---------------                    --------------------
         Subsidiary                           Incorporation                          Business
         ----------                           -------------                          --------

Diagnostic Imaging, Inc.                             Florida                Diagnostic Imaging; X-Ray of
                                                                                     Georgia;
                                                                                 Chesapeake X-Ray
PSS Rhode Island, Inc.                             Rhode Island
PSS Texas, Inc.                                        Texas
PSS Delaware, Inc.                                   Delaware
PSS Physician Services, Inc.                          Florida
PSS Holding, Inc.                                     Florida
PSS Service, Inc.                                     Florida
Physician Sales & Service Limited                     Florida
Partnership
Standard/Crescent City Surgical                      Louisiana
Supplies, Inc.
S&W X-Ray, Inc.                                      New York                       S&W X-Ray
WorldMed, Inc.                                       Delaware
WorldMed International, Inc.                         Delaware
WorldMed, N.V.                                        Belgium

All subsidiaries are 100% owned by Physician Sales & Service, Inc., except for WorldMed, N.V. which is owned by WorldMed, Inc. and WorldMed International, Inc.